UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 20, 2007
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 19, 2007, Synovus Financial Corp. (“Synovus”) announced that it will distribute .484 of a share of Total System Services, Inc. (“TSYS”) common stock on December 31, 2007 for each share of Synovus common stock outstanding as of 5:00 p.m. Eastern time on December 18, 2007 (the “Record Date”). Subsequent to such announcement, Synovus was informed that the actual number of shares of Synovus common stock issued and outstanding as of 5:00 p.m. Eastern time on the Record Date was greater than previously determined by approximately 57,000 shares. Accordingly, Synovus is filing this Current Report on Form 8-K to update the distribution ratio for the spin off to Synovus’ shareholders of the shares of TSYS common stock currently owned by Synovus. Based on the new information provided to Synovus, Synovus has determined that it will distribute .483921 of a share of TSYS common stock on December 31, 2007 for each share of Synovus common stock outstanding as of 5:00 p.m. Eastern time on the Record Date.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: December 20, 2007	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel